    As filed with the Securities and Exchange Commission on February 3, 1997
                                                   Registration No. 333-
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                 -----------

                                  FORM S-3
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                                 -----------

                            USA WASTE SERVICES, INC.
             (Exact Name of Registrant as specified in its charter)

             DELAWARE                                           73-1309529
   (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                           Identification No.)

                               1001 FANNIN STREET
                                   SUITE 4000
                             HOUSTON, TEXAS  77002
                                 (713) 512-6200
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                              GREGORY T. SANGALIS
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                               1001 FANNIN STREET
                                   SUITE 4000
                             HOUSTON, TEXAS  77002
                                 (713) 512-6200

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:

     ROBERT H. WHILDEN, JR.                   THOMAS JAMES MURPHY, P.C.
     VINSON & ELKINS L.L.P.                    MCDERMOTT, WILL & EMERY
     3600 FIRST CITY TOWER                     227 WEST MONROE STREET
   HOUSTON, TEXAS  77002-6760                CHICAGO, ILLINOIS 60606-5096
         (713) 758-2320                            (312) 372-2000

                                 -----------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [x]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [x] Registration Statement No. 333-17453

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                        CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                                                                 Proposed
                                           Title of each class of                           maximum aggregate      Amount of
                                         securities to be registered                        offering price (1)  registration fee
--------------------------------------------------------------------------------------------------------------------------------
                     Debt Securities   . . . . . . . . . . . . . . . . . . . . . . . . . .
                     Common Stock, par value $.01 per share  . . . . . . . . . . . . . . .     $89,212,500          $27,034
================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

     REGISTRATION STATEMENT NO. 333-17453, WHICH WAS DECLARED EFFECTIVE ON JANUARY 15, 1997, RELATES TO $850,000,000 OF SECURITIES OF THE REGISTRANT (THE "PREVIOUSLY REGISTERED SECURITIES"). THIS REGISTRATION STATEMENT REGISTERS ADDITIONAL SECURITIES FOR OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT TO THE TOTAL AMOUNT OF PREVIOUSLY REGISTERED SECURITIES REGISTERED ON REGISTRATION STATEMENT NO. 333-17453. PURSUANT TO RULE 429 UNDER THE SECURITIES ACT, THE PREVIOUSLY REGISTERED SECURITIES MAY BE OFFERED AND SOLD AS DEBT SECURITIES AND/OR COMMON STOCK TOGETHER WITH THE SECURITIES REGISTERED HEREUNDER THROUGH THE USE OF THE COMBINED PROSPECTUS INCLUDED IN REGISTRATION STATEMENT NO. 17453. IN ACCORDANCE WITH RULE 429(B), THE AMOUNT OF THE PREVIOUSLY PAID FILING FEE ASSOCIATED WITH THE PREVIOUSLY REGISTERED SECURITIES WAS $257,576.

===============================================================================

    The contents of the Registration Statement on Form S-3 (Registration No. 333-17453) registering Debt Securities and Common Stock of USA Waste Services, Inc. with a proposed maximum offering price of $850,000,000 are hereby incorporated by reference herein. Filed as exhibits hereto are the following opinion and consents.

     EXHIBIT
     NUMBERS                                               EXHIBITS
     -------                                               --------
        1.1    --  Certificate of Registrant as to payment of additional registration fee.
        5.1    --  Opinion of Vinson & Elkins L.L.P. as to the legality of the Securities being registered.
       23.1    --  Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).
       23.2    --  Consent of Coopers & Lybrand L.L.P.
       23.3    --  Consent of Arthur Andersen LLP.
       23.4    --  Consent of Ernst & Young LLP.
       23.5    --  Consent of Deloitte & Touche LLP.
       23.6    --  Consent of Deloitte & Touche, Chartered Accountants.
       23.7    --  Consent of Coopers & Lybrand L.L.P.
       23.8    --  Consent of Kaplan Sipos & Associates Certified Public Accountants.
       23.9    --  Consent of Blake, Kuehler, Babione & Pool.
       23.10   --  Consent of Buckno Lisicky & Company.
       23.11   --  Consent of Osburn, Henning and Company

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 3rd day of February, 1997.

                                        USA WASTE SERVICES, INC.


                                        By:  /s/ JOHN E. DRURY
                                             ---------------------------------
                                                 Chairman of the Board and
                                                 Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 3, 1997

                    SIGNATURE                                                   TITLE
                    ---------                                                   -----
(i)  Principal executive officer:

             /s/  JOHN E. DRURY                     Chairman of the Board and Chief Executive Officer and
--------------------------------------------------  Director
                  John E. Drury

(ii)  Principal financial and accounting
officers:
                                                    Executive Vice President and Chief Financial Officer
            /s/  EARL E. DEFRATES
--------------------------------------------------
                 Earl E. DeFrates

            /s/  BRUCE E. SNYDER                    Vice President and Chief Accounting Officer
--------------------------------------------------
                 Bruce E. Snyder

(iii)  Directors:

                      *
--------------------------------------------------
                 Ralph F. Cox

                      *
--------------------------------------------------
                 Richard J. Heckmann

                      *
--------------------------------------------------
                Donald F. Moorehead, Jr.

                      *
--------------------------------------------------
                David Sutherland-Yoest

                      *
--------------------------------------------------
              Larry J. Martin

                      *
--------------------------------------------------
              Rodney R. Proto

                      *
--------------------------------------------------
              William E. Moffett

                      *
--------------------------------------------------
              Alexander W. Rangos

                      *
--------------------------------------------------
              John G. Rangos, Sr.

                      *
--------------------------------------------------
              Kosti Shirvanian

                      *
--------------------------------------------------
              Savey Tufenkian

*By:      /s/ GREGORY T. SANGALIS
      --------------------------------------------
          Gregory T. Sangalis, Attorney-in-Fact

                               INDEX TO EXHIBITS

     EXHIBIT
     NUMBERS                                               EXHIBITS
     -------                                               --------
        1.1    --  Certificate of Registrant as to payment of additional registration fee.
        5.1    --  Opinion of Vinson & Elkins L.L.P. as to the legality of the Securities being registered.
       23.1    --  Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).
       23.2    --  Consent of Coopers & Lybrand L.L.P.
       23.3    --  Consent of Arthur Andersen LLP.
       23.4    --  Consent of Ernst & Young LLP.
       23.5    --  Consent of Deloitte & Touche LLP.
       23.6    --  Consent of Deloitte & Touche, Chartered Accountants.
       23.7    --  Consent of Coopers & Lybrand L.L.P.
       23.8    --  Consent of Kaplan Sipos & Associates Certified Public Accountants.
       23.9    --  Consent of Blake, Kuehler, Babione & Pool.
       23.10   --  Consent of Buckno Lisicky & Company.
       23.11   --  Consent of Osburn, Henning and Company